SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   December 3, 2009

TARA GOLD RESOURCES CORP.

(Name of Small Business Issuer in its charter)

             Nevada

         0-29595

     90-0316566

     (State of incorporation)

(Commission File No.)

  (IRS Employer

                                                                                     Identification No.)

2162 Acorn Court

Wheaton, IL 60187

 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:     (630)-462-2079

N/A

 (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

In March 2006 Tara Gold acquired the Lluvia de Oro property from Atotonilco Construcciones, S.A.  In consideration for the assignment of its interest in this prospect Tara Gold agreed to pay $4,000,000, plus a value-added tax of $600,000, to Atotonilco Construcciones, S.A. according to the following schedule:

2007

$  2,127,500

2008

    2,472,500

$  4,600,000

The Lluvia de Oro property is comprised of 580 hectares located 13 km northwest of Magdalena de Kino, Sonora, Mexico.  Situated on this property is a complete recovery plant with three solution ponds, two 700 gallon per minute carbon column sets, carbon stripping equipment, a carbon regeneration unit, and one dorè furnace.  In addition, there is a double-lined leach pad with, 2,921,000 tonnes placed on the pad by previous operators, and a drill hole database of 260 drill holes which partially defined two zones of gold-silver-copper mineralization.  Field office facilities are in-place at the mine.  The Lluvia de Oro property was in production between 1996 and 1998.

On April 4, 2006 Tara Gold signed an agreement, as amended on September 12, 2006, with NWM Mining Corporation (formerly Columbia Metals Corporation Limited) providing NWM the option to acquire a 100% interest in the Lluvia de Oro prospect by:

•

paying $550,000 to Tara Gold;

•

paying all remaining property payments;

•

issuing 1,000,000 shares of its common stock to Tara Gold;

•

reserving a 20% net cash flow interest in favor of Tara Gold.

The net cash flow interest entitled Tara Gold to 20% of the revenue from the operation of the property, less all expenses associated with maintaining and operating the property.  Although Tara Gold was not required to pay any of these expenses, if NWM decided to explore for more reserves Tara Gold would have been required to pay 20% of the exploration expenses.

NWM’s exploration program has verified the existence of gold deposits on the property. NWM has completed final engineering studies on the mine and processing facilities and has compled the upgrade of the mill and mine development.  Production on the property resumed in the second quarter of 2008.

In December 2008 NWM exercised the option to acquire the 100% interest in the Lluvia de Oro prospect by making the final property payment and Tara Gold retained the 20% net cash flow interest in the prospect.

On December 4, 2009 Tara Gold sold its net cash flow interest in the Lluvia de Oro prospect to NWM for $230,000 and 2,500,000 shares of NWM’s common stock.  Tara Gold will be entitled to an additional 2,500,000 shares of NWM’s common stock after NWM produces and sells, during any three-month period, 3,750 ounces of gold mined from the prospect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 9, 2009

TARA GOLD RESOURCES CORP.

By :    /s/ Francis Richard Biscan Jr.

Francis Richard Biscan, Jr., President

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